SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2000

MOTO PHOTO, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11927 (Commission File No.)	31-1080650 (I.R.S. Employer Identification No.)
4444 Lake Center Drive, Dayton, Ohio 45426 (Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (937) 854-6686
Former name or former address, if changed since last report: Not applicable

ITEM 5. OTHER EVENTS

On October 30, 2000, Moto Photo, Inc. (the "Company") received notification from the Nasdaq Stock Market ("Nasdaq") that the Company's Common Stock was no longer eligible for continued inclusion on the Nasdaq SmallCap Market and would be delisted effective as of the opening of trading on October 31, 2000. The Company's Common Stock will trade on the OTC Bulletin Board under the same symbol, "MOTO."

Nasdaq previously notified the Company that its Common Stock had failed to achieve compliance with Nasdaq's minimum bid price requirements for continued inclusion. The Company requested a hearing before a Nasdaq Listing Qualifications Panel for continued inclusion in the Nasdaq SmallCap Market pursuant to an exception to the minimum bid price requirements. The Panel determined not to grant the exception, and the Company was notified of the decision by letter dated October 30, 2000.

The Company issued a press release dated October 31, 2000 relating to the Nasdaq's decision and the commencement of trading on the OTC Bulletin Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release dated October 31, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTO PHOTO, INC.

By: /s/ David A. Mason

Date: October 31, 2000 David A. Mason, Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated October 31, 2000.